                                                                      EXHIBIT 21



                            TEXAS UTILITIES COMPANY
                            (AS OF MARCH 23, 1998)

                                                             STATE OR COUNTRY
                                                             OF INCORPORATION
TEXAS UTILITIES COMPANY                                           Texas

    TEXAS ENERGY INDUSTRIES, INC.                                 Texas
        Texas Utilities Electric Company                          Texas
            TU Electric Capital I                                 Texas
            TU Electric Capital II                                Texas
            TU Electric Capital III                               Texas
            TU Electric Capital IV                                Texas
            TU Electric Capital V                                 Texas
        Southwestern Electric Service Company                     Texas
        Texas Utilities Australia Pty. Ltd.                     Australia
            Eastern Energy Limited                              Australia
                Australian Tree Management Pty. Ltd.            Australia
                East Coast Power Pty. Ltd.                      Australia
                Eastcoast Gas Pty. Ltd. (1)                     Australia
                Eastern Facilities Management Pty. Ltd.         Australia
                Enetech Pty. Ltd.                               Australia
            Global Customer Solutions Pty. Ltd.                 Australia
            TUA (No. 1) Pty. Ltd.                               Australia
            TUA (No. 2) Pty. Ltd.                               Australia
            TUA (No. 3) Pty. Ltd.                               Australia
            TUA (No. 4) Pty. Ltd.                               Australia
            TUA (No. 5) Pty. Ltd.                               Australia
            TUA (No. 6) Pty. Ltd.                               Australia
                TU Australia Pty. Ltd.                          Australia
        Texas Utilities Fuel Company                              Texas
        Texas Utilities Mining Company                            Texas
        Lufkin-Conroe Communications Co.                          Texas
            Lufkin-Conroe Telephone Exchange, Inc.                Texas
            Lufkin-Conroe Telecommunications Corp.                Texas
                LCT Long Distance, Inc.                           Texas
                East Texas Fiber Line Incorporated (2)            Texas
        Texas Utilities Integrated Solutions Inc.                 Texas
        Texas Utilities Services Inc.                             Texas
        Texas Utilities Properties Inc.                           Texas
        Texas Utilities Communications Inc.                      Delaware
            Communications License Holdings I, Inc.               Texas
        Basic Resources Inc.                                      Texas
        Chaco Energy Company                                    New Mexico
        Enserch Development Corporation                           Texas
            EDC Catskill Cogeneration, Inc.                      Delaware
            EDC Four Inc. (3)                                    Delaware
            EDC Northwest Cogeneration, Inc.                     Delaware
            EDC Palakkad Power Ltd.                           Cayman Islands

              EDC Palakkad One Holding Company (4)                  Mauritius
              EDC Palakkad Two Holding Company (4)                  Mauritius
                  Palakkad Power Generating Company(5)                India
            EDC Power Marketing, Ltd                                  Texas
            EDC Shaoxing Power Ltd.                              Cayman Islands
                Zhejiang Yong-Ke Thermal Power Corporation, Ltd.(6)   China
            EIL India, L.L.C. (7)                                     India
            Ensat Cogeneration Company                                Texas
            Ensat Northwest Cogeneration Company (8)                  Texas
                Electron Fees, Inc.                                   Texas
            Enserch Development Corporation Hamakua, Inc.             Texas
            Enserch Development Corporation Hawaii, Inc.              Texas
            Enserch International Ltd.                            Cayman Islands
    Lone Star Gas International, Inc.                                 Texas
            Lone Star Gas Chile S.A. de C.V.                     Republic of Chile
    National Pipeline Company                                         Texas
            Enserch de Mexico S.A. de C.V. (9)                        Mexico
                Enserch de Monterrey S. A. de C. V. (10)              Mexico
    Enserch International Services, Inc.
ENSERCH CORPORATION                                                   Texas
    Lone Star Gas Company (an unincorporated division)
    Lone Star Pipeline Company (an unincorporated division)
    Enserch Processing, Inc.                                        Delaware
    Enserch Energy Services, Inc.                                     Texas
            Direct Gas Supply Corp.                                 New York
            Enserch Energy Services (Canada), Inc.                    Texas
            Enserch Energy Services (New York), Inc.                Delaware
            Enserch Energy Services Risk Management Company           Texas
            Enserch Energy Services Trading Company                   Texas
            Enserch Gas Marketing Company                             Texas
    ALEASCO, Inc.                                                     Alaska
    ENS Claims Management, Inc.                                     Delaware
    ENS Holdings I, Inc.                                              Texas
    ENS Holdings II, Inc.                                             Texas
    ENS Insurance Company                                            Vermont
    ENSERCH E&C Holdings, Inc.                                        Nevada
            ENS Equipment Corporation                                Delaware
            ENSERCH E&C, Inc.                                         Nevada
            ESICORP Constructors International Inc.                  Delaware
                ENS U. K. Limited (11)                            United Kingdom
                    ENS Limited (11)                              United Kingdom
                    Process Engineering International Ltd. (11)   United Kingdom
            ESICORP Industries Inc. (Delaware)                      Delaware
                Ebasco Cayman Limited                             Cayman Islands
                    Ebasco Services Singapore  Pte. Ltd.            Singapore
                Ebasco Energy A. G.                                Switzerland
            Ebasco Services of Canada Limited                        Canada

            Engineering International Liquidating Company, Inc.    California
        Ensat Pipeline Company                                        Texas
        Enserch Finance II, Inc.                                      Texas
        Enserch Finance N.V.                                  Netherlands Antilles
        Enserch Gas Transmission Company                              Texas
        Enserch House, Inc.                                           Texas
        Enserch International Investments Limited                   Delaware
            Humphreys and Glasgow Limited                        United Kingdom
        Enserch Shirley, Inc.                                       Delaware
        Fleet Star of Texas, L.C. (12)                                Texas
        LS Energy, Inc.                                               Texas
        Lone Star Dallas Energy Center, Inc.                          Texas
        Lone Star Energy Services, Inc.                               Texas
        Lone Star Gas Company of Texas, Inc.                          Texas
        TRANSTAR Technologies L.C.                                    Texas
    TU FINANCE (NO. 1) LIMITED                                   United Kingdom
        TU Finance (No. 2) Limited (13)                          United Kingdom
            TU Acquisitions PLC                                  United Kingdom

___________________________

(1)  50% owned by Eastern Energy Limited.
(2)  67% owned by Lufkin-Conroe Telecommunications Corp.
(3)  50% owned by Enserch Development Corporation.
(4) 99% owned by EDC Palakkad Power Ltd. and 1% owned by Enserch International Ltd.
(5) 89% benefically owned by EDC Palakkad One Holding Company and 11% beneficially owned by EDC Palakkad Two Holding Company.
(6)  70% owned by EDC Shaoxing Power Ltd.
(7)  40% owned by Enserch Development Corporation.
(8) 51% owned by Electron 4/NW, Inc. and 49% owned by Enserch Development Corporation.
(9) 99% owned by National Pipeline Company and 1% owned by Enserch Development Corporation.
(10) 99.99% owned by Enserch de Mexico S.A. de C.V. and .01% owned by Enserch Development Corporation.
(11) 99% owned by parent corporation.
(12) 50% owned by ENSERCH Corporation and 50% owned by FST Holdings, Inc.
(13) 90% owned by TU Finance (No. 1) Limited and 10% owned by Texas Utilities Services Inc.


    Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent or a wholly-owned affiliate. The financial statements of each subsidiary are included in the consolidated financial statements except that the equity method of accounting is used for subsidiaries in which the Company has 50% or less ownership. Such unconsolidated subsidiaries considered in the aggregate do not constitute a significant subsidiary.

                                   AFFILIATES

                                                            STATE OR COUNTY
                                                            OF INCORPORATION
                                                            OR ORGANIZATION

American Gas Finance Company, L.L.C. (1)                         Texas
Enserch SACROC Inc. (2)                                          Texas
ENS Holdings Limited Partnership                                 Texas
FinaStar Partnership                                             Texas
Lavair Cogeneration Limited Partnership                         Delaware
Gulf Coast Natural Gas Company (3)                               Texas
Encogen Hawaii, L.P.                                             Hawaii
Encogen Northwest L.P.                                          Delaware
Encogen Four Partners L.P.                                      Delaware
GTE Mobilnet of South Texas, L.P.                                Texas
GTE Mobilnet of Texas RSA #11, L.P.                              Texas
GTE Mobilnet of Texas RSA #17, L.P.                              Texas
Texas RSA #11B Limited Partnership                               Texas
Compania Mexicana de Gas S.A. de C.V. (4)                       Mexico
Metrogas S.A. (5)                                         Republic of Chile
ICMC Power Consortium, Inc. (6)                               New York

________________________


(1)  5.27% owned by Lone Star Energy Services, Inc.
(2) 99.65% owned by Enserch Finance II, Inc. and .35% owned by ENS Holdings Limited Partnership.
(3) General partnership: General Partner, Enserch Gas Transmission Company (50%) and General/Managing Partner, Tejas Gas Transmission Company (50%).
(4)  49% owned by Enserch de Monterrey S.A. de C.V.
(5)  10% owned by Lone Star Gas Chile S.A. de C.V.
(6)  12.93% owned by Enserch Development Corporation.